UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 12, 2014

CONTANGO OIL & GAS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16317 (Commission File Number)	95-4079863 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 12, 2014, Contango Oil & Gas Company issued a press release providing its financial results for the three months ended March 31, 2014.  A copy of the press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 2.02 in this report on Form 8-K (including the press release attached as Exhibit 99.1 incorporated by reference in this report) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated May 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: May 14, 2014	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated May 12, 2014

EXHIBIT 99.1
Contango Announces First Quarter 2014 Financial Results

MAY 12, 2014 – HOUSTON, TEXAS – Contango Oil & Gas Company (NYSE MKT: MCF) (“Contango”) announced today its financial results for the three months ended March 31, 2014.

First Quarter 2014 Highlights

•	Production of 10.6 Bcfe for the quarter ended March 31, 2014.

•	Quarterly net loss of $10.2 million and Adjusted EBITDAX of $58.0 million.

•
Finalized and brought seven wells on production this quarter, targeting the Woodbine, Buda and James Lime formations, while spudding an additional six wells that either commenced or will commence production in the second quarter.

Management Commentary

Allan D. Keel, President and Chief Executive Officer, commented, “We continued to put up strong production, revenue and cash flow results during the quarter.  On the drilling side, we also continued to have success on our onshore resource plays; however, our dry hole at Ship Shoal 255 in early May was a disappointment.  Due to our goal of limiting exploratory risk, as a percentage of capital spent for any particular year, we currently plan to focus the remainder of our 2014 capital on the continued pursuit of our liquids rich onshore plays.”

Summary Quarterly Financial Results

The results for the three months ended March 31, 2014 include the effect of the Company’s October 1, 2013 merger with Crimson Exploration Inc. (“Crimson”), while the results for the three months ended March 31, 2013 include only the results of Contango.

Net loss for the three months ended March 31, 2014 was $10.2 million, or ($0.53) per basic and diluted share, compared to net income of $3.9 million, or $0.25 per basic and diluted share for the same prior year period.  Pre-tax loss of $18.8 million for the current quarter includes pre-tax charges of $26.7 million in exploration expenses attributable to our unsuccessful Ship Shoal 255 exploratory well and $15.1 million of non-cash impairment expense related to unproved lease costs and production facilities related to the Ship Shoal 255 prospect.  Exclusive of those costs, income before taxes would have been approximately $23.0 million, compared to income before taxes of 7.2 million in the prior quarter. Average weighted shares outstanding were approximately 19.1 million and 15.2 million for the current and prior year quarters, respectively.

The Company reported Adjusted EBITDAX, as defined below, of approximately $58.0 million for the three months ended March 31, 2014, compared to Adjusted EBITDAX for the same period last year of $18.8 million, a $39.2 million increase attributable primarily to the merger with Crimson.

Revenues for the three months ended March 31, 2014 were approximately $80.3 million compared to revenues of $31.8 million for the same period last year, a $48.5 million increase attributable primarily to the addition of Crimson’s operations, additional interest in our Dutch wells acquired in December 2013 and, to a lesser extent, revenue from our Vermilion 170 Field that was shut-in for most of the prior year quarter.

Production for the three months ended March 31, 2014 was approximately 10.6 Bcfe, or 117.5 Mmcfe per day, which was at the higher end of our previously provided guidance, up from 5.8 Bcfe, or 64.6 Mmcfed for the same period last year. Crude oil and natural gas liquids production during the current period was approximately 7,000 barrels per day, or 35% of total production, up from approximately 2,700 barrels per day, or 25% of total production, for the same period last year.  The increase in crude and liquids production was attributable to the addition of the Crimson properties and the subsequent focus on the development of its oil and liquids-rich onshore resource plays. We have provided production guidance of between 115 - 125 Mmcfed for the second quarter of 2014, with a slightly higher split between natural gas and crude/natural gas liquids.

Offshore production for the 2014 quarter increased by approximately 1.0 Bcfe, or 18%, compared to the prior year quarter due to our exercise of a preferential right to purchase additional interests in our Dutch wells in December 2013 and higher production from our Vermilion 170 well, while onshore properties added 3.7 Bcfe (approximately 61% oil/liquids) to the current quarter production totals.

The weighted average equivalent sales price during the three months ended March 31, 2014 was $7.59 per Mcfe, compared to an average equivalent sales price of $5.47 for the same period last year.  The increase in the weighted average equivalent prices resulted from a strong increase in natural gas prices, which accounted for 65% of our volumes, and from the higher percentage mix of crude and liquids production to total production.

Operating expenses for the three months ended March 31, 2014 were approximately $11.1 million, or $1.05 per Mcfe, compared to $9.8 million, or $1.68 per Mcfe, for the same period last year.  Included in operating expenses is lease operating expenses, transportation and processing, workover costs and production and ad valorem taxes.

Lease operating expenses (“LOE”), transportation and processing, and workover costs for the three months ended March 31, 2014 were approximately $8.1 million, or $0.77 per Mcfe, which was at the lower end of our previously provided guidance, compared to $8.9 million, or $1.53 per Mcfe, for the same period last year. The prior year quarter included $5.3 million in workover expenses related to the Vermilion 170 Field.  Workover expenses in the current quarter were $0.6 million.

Production and ad valorem tax expenses for the three months ended March 31, 2014 were $2.9 million, or $0.28 per Mcfe, compared to $0.9 million, or $0.15 per Mcfe, for the same period last year, an increase resulting from higher post-merger revenues and higher tax rates paid on higher crude oil sales revenue.

Exploration costs for the three months ended March 31, 2014 were $26.9 million, compared to $0.1 million for the same period last year, as the current quarter includes drilling costs for our Ship Shoal 255 exploratory well finalized in May 2014. An additional $7.0 - $9.0 million in drilling costs incurred from March 31, 2014 through finalization of the Ship Shoal 255 well will be recognized in the second quarter of 2014.

Depreciation, depletion and amortization (“DD&A”) expense for the three months ended March 31, 2014 was $34.4 million, or $3.25 per Mcfe, compared to $10.5 million, or $1.80 per Mcfe, for the same period last year.  This increase of $23.9 million is primarily attributable to the addition of Crimson’s properties as a result of the merger.

Impairment and abandonment of oil and gas properties for the three months ended March 31, 2014 was approximately $15.2 million, $3.5 million of which relates to unproved leasehold costs for Ship Shoal 255 and $11.6 million of which relates to associated platform costs.  The Company did not record any impairment expenses for the three months ended March 31, 2013.

General and administrative expenses for the three months ended March 31, 2014 were $10.5 million, or $0.99 per Mcfe, compared to $3.2 million, or $0.55 per Mcfe, for the same period last year.  General and administrative expenses exclusive of $1.1 million in non-cash stock compensation expense and $1.3 million of accrued merger-related bonus expense for our Chairman (pre-merger CEO) was $8.1 million for the current quarter, which was below previously provided guidance, compared to $3.2 million for the same period last year, an increase due to the post-merger combination of the staffs and facilities of both companies. We have provided second quarter 2014 guidance of $7.5 to $8.5 million for general and administrative expenses, exclusive of non-cash stock compensation and merger-related costs (“Cash G&A”).

2014 Capital Program & Liquidity

Capital expenditures incurred for the three months ended March 31, 2014 were $61.0 million, of which $21.9 million was incurred on Ship Shoal 255; $13.1 million was spent drilling in the Woodbine formation in Madison County, Texas; $9.1 million was spent drilling the Buda formation in Dimmit County, Texas; and $8.8 million was spent on the James Lime play in East Texas.  Additionally, we invested $3.0 million on completion facilities for our August 2013 discovery at South Timbalier 17, which is anticipated to commence production in mid-2014.  The remaining $5.1 million was used to acquire and extend leases and on capital expenditures in other areas.  See our separate operations release from today for a more detailed review of our drilling results.

We currently anticipate that our total capital expenditure program for 2014 will be in the $215 - $225 million range as previously announced, funded primarily from internally generated cash flow.

As of March 31, 2014, we had $63.8 million of debt outstanding under our credit facility with Royal Bank of Canada and other lenders. Our bank group reaffirmed our $275 million borrowing base effective May 1, 2014 with the next scheduled redetermination on November 1, 2014.

Selected Financial and Operating Data

The following table reflects certain comparative financial and operating data for the three month periods ended March 31, 2014 and 2013:

	Three Months Ended
	March 31,
	2014	2013	%
Offshore Volumes Sold:
Natural gas (Mmcf)	5,370	4,367	23%
Oil and condensate (Mbbls)	80	91	-12%
Natural gas liquids (Mbbls)	166	150	11%
Natural gas equivalents (Mmcfe)	6,848	5,815	18%

Onshore Volumes Sold:
Natural gas (Mmcf)	1,460	n/a	-
Oil and condensate (Mbbls)	277	n/a	-
Natural gas liquids (Mbbls)	102	n/a	-
Natural gas equivalents (Mmcfe)	3,729	n/a	-

Total Volumes Sold:
Natural gas (Mmcf)	6,830	4,367	56%
Oil and condensate (Mbbls)	357	91	292%
Natural gas liquids (Mbbls)	268	150	79%
Natural gas equivalents (Mmcfe)	10,577	5,815	82%

Daily Sales Volumes:
Natural gas (Mmcf)	75.9	48.5	56%
Oil and condensate (Mbbls)	4.0	1.0	292%
Natural gas liquids (Mbbls)	3.0	1.7	79%
Natural gas equivalents (Mmcfe)	117.5	64.6	82%

Average sales prices:
Natural gas (per Mcf)	$5.07	$3.67	38%
Oil and condensate (per Bbl)	$98.43	$111.85	-12%
Natural gas liquids (per Bbl)	$39.31	$37.27	5%
Total (per Mcfe)	$7.59	$5.47	39%

(1) Adjusted EBITDAX is a non-GAAP financial measure. See below for a reconciliation to net income (loss).

CONTANGO OIL & GAS COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$-	$-
Accounts receivable, net	41,260	60,613
Other current assets	7,479	5,504
Net property, plant and equipment	776,274	791,023
Other non-current assets	55,711	53,164

TOTAL ASSETS	$880,724	$910,304

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities	112,590	96,833
Other current liabilities	2,568	2,446
Long-term debt	63,829	90,000
Deferred tax liability	95,476	105,956
Other non-current liabilities	22,318	22,019
Total shareholders’ equity	583,943	593,050

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$880,724	$910,304

CONTANGO OIL & GAS COMPANY
 CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Three Months Ended
	March 31,
	2014	2013

REVENUES
Oil and condensate sales	$35,100	$10,174
Natural gas sales	34,627	16,013
Natural gas liquids sales	10,530	5,600
Total revenues	80,257	31,787

EXPENSES
Operating expenses	11,053	9,785
Exploration expenses	26,931	129
Depreciation, depletion and amortization	34,402	10,494
Impairment and abandonment of oil and gas properties	15,195	-
General and administrative expenses	10,457	3,208
Total expenses	98,038	23,616

OTHER INCOME (EXPENSE)
Gain (loss) from investment in affiliates (net of income taxes)	1,622	(1,147)
Interest income (expense)	(668)	7
Loss on derivatives, net	(1,959)	-
Other income	-	134
Total other income (expense)	(1,005)	(1,006)

NET INCOME (LOSS) BEFORE INCOME TAXES	(18,786)	7,165

Income tax benefit (provision)	8,593	(3,296)

NET INCOME (LOSS) ATTRIBUTABLE	$(10,193)	$3,869
TO COMMON STOCK

Non-GAAP Financial Measures

EBITDAX represents net income (loss) before interest expense, taxes, and depreciation, depletion and amortization, and oil & gas expenses.  Adjusted EBITDAX represents EBITDAX as further adjusted to reflect the items set forth in the table below, all of which will be required in determining our compliance with financial covenants under the RBC Credit Facility.

We have included EBITDAX and Adjusted EBITDAX in this release to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in our credit agreements.  We believe EBITDAX is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures.  We also believe that securities analysts, investors and other interested parties frequently use EBITDAX in the evaluation of companies, many of which present EBITDAX when reporting their results.  Adjusted EBITDAX is a material component of the covenants that are imposed on us by our credit agreements.  We are subject to financial covenant ratios that are calculated by reference to Adjusted EBITDAX.  Non-compliance with the financial covenants contained in these credit agreements could result in a default, an acceleration in the repayment of amounts outstanding and a termination of lending commitments.  Our management and external users of our financial statements, such as investors, commercial banks, research analysts and others, also use EBITDAX and Adjusted EBITDAX to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

•	the feasibility of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDAX and Adjusted EBITDAX are not presentations made in accordance with generally accepted accounting principles, or GAAP.  As discussed above, we believe that the presentation of EBITDAX and Adjusted EBITDAX in this release is appropriate.  However, when evaluating our results, you should not consider EBITDAX and Adjusted EBITDAX in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as net income (loss).  EBITDAX and Adjusted EBITDAX have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations.  Because other companies may calculate EBITDAX and Adjusted EBITDAX differently than we do, EBITDAX may not be, and Adjusted EBITDAX as presented in this release is not, comparable to similarly-titled measures reported by other companies.

The following table reconciles net income to EBITDAX and Adjusted EBITDAX for the periods presented:

	Three Months Ended
	March 31,
	2014	2013

Net income (loss)	$(10,193)	$3,869
Interest expense	668	(7)
Income tax provision (benefit)	(8,593)	3,296
Depreciation, depletion and amortization	34,402	10,494
Exploration expenses	26,931	129
EBITDAX	$43,215	$17,781

Unrealized loss on derivative instruments	$257	$-
Non-cash equity-based compensation charges	1,086	-
Impairment of oil and gas properties	15,093	-
Loss (gain) on sale of assets or investment in affiliates	(1,622)	1,013
Adjusted EBITDAX	$58,029	$18,794

Guidance for Second Quarter 2014

The Company is providing the following updated guidance for the second calendar quarter of 2014.

Second quarter 2014 production	115,000 – 125,000 Mcfe per day

LOE (including transportation and workovers)	$8.3 million - $8.8 million

Production and ad valorem taxes	5%
(% of Revenue)
Cash G&A	$7.5 million - $8.5 million

DD&A rate	$3.20 - $3.50

Teleconference Call

Contango management will hold a conference call to discuss the information described in this press release on Friday, May 16, 2014 at 8:30am CDT.  Those interested in participating in the earnings conference call may do so by calling the following phone number: 888-455-2296, (International 719-325-2315) and entering the following participation code 9097908. A replay of the call will be available from Friday, May 16, 2014 at 11:30am CDT through Friday, May 23, 2014 at 11:30am CDT by dialing toll free 888-203-1112, (International 719-457-0820) and asking for replay ID code 9097908.

Contango Oil & Gas Company is a Houston, Texas based, independent energy company engaged in the acquisition, exploration, development, exploitation and production of crude oil and natural gas offshore in the shallow waters of the Gulf of Mexico and in the onshore Gulf Coast regions of the United States and Colorado. Additional information is available on the Company's website at http://contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission.  Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

Contact:
Contango Oil & Gas Company
E. Joseph Grady – 713-236-7400	Sergio Castro– 713-236-7400
Senior Vice President and Chief Financial Officer	Vice President and Treasurer